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Exhibit 4.02

AMENDMENT NUMBER ONE
TO PAWNMART, INC.
2003 STOCK OPTION PLAN

        This Amendment Number One ("Amendment") to the PawnMart, Inc. 2003 Stock Option Plan dated January 1, 2003 (the "Plan") is dated as of February 28, 2003.

        WHEREAS, effective February 28, 2003 PawnMart, Inc. changed its name to Xponential, Inc.;

        All references in the Plan to "PawnMart, Inc." are hereby deleted and replaced in their entirety with "Xponential, Inc."

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  Exhibit 4.02